Exhibit 10.4

THIS UNSECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  IT MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER SUCH ACT OR IN COMPLIANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.  THE ISSUER OF THIS PROMISSORY NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS UNSECURED PROMISSORY NOTE IS NOT ASSIGNABLE BY THE HOLDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNSECURED PROMISSORY NOTE

$1,000,000	August 25, 2011

Augme Technologies, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Hipcricket, Inc., a Delaware corporation (the “Holder”), on the Maturity Date, the principal amount of One Million Dollars ($1,000,000) (the “Principal Amount”) in accordance with the provisions of this Unsecured Promissory Note (this “Note”).

1.         Interest.  Simple interest shall accrue on the unpaid principal balance of this Note at a fixed annual rate of three percent (3%) (the “Applicable Rate”).  Interest shall accrue daily at the Applicable Rate computed on the basis of a 365/366 day year and the actual number of days elapsed in any year from the date hereof.

2.         Maturity.  The outstanding principal balance of this Note shall be paid by the Company to the Holder, together with accrued and unpaid interest thereon, on the first to occur (the “Maturity Date”) of: (i) December 30, 2011, and (ii) five (5) business days following the consummation by the Company of an equity or equity-linked financing with gross proceeds to the Company of at least Seven Million Dollars ($7,000,000).

3.         Prepayment.  The Company may prepay the outstanding principal balance of this Note, in whole or in part, or pay any accrued interest hereon, at any time or from time to time, without premium or penalty.  Any such prepayments will be applied first to the payment of accrued but unpaid interest and then to the principal balance outstanding hereunder.

4.         Time and Manner of Payments.  All payments on account of indebtedness evidenced by this Note shall be made not later than 1 p.m. (New York time) on the day when due in lawful money of the United States, or, in the event such day is not a business day, on the next succeeding business day.  Such payments are to be made in immediately available funds at Holder’s office listed in Section 12, or at such other place as Holder may, from time to time, designate to the Company in writing in accordance with Section 12.

5.         Applicable Law; Jurisdiction; Waiver of Jury Trial.  THE COMPANY AND HOLDER AGREE THAT THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND HOLDER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES.  THE VENUE FOR ANY DISPUTE OR ACTION ARISING PURSUANT TO THIS NOTE SHALL BE IN THE COURTS OF THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND EACH OF HOLDER AND THE COMPANY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH DISPUTE OR ACTION, INCLUDING, BUT NOT LIMITED TO, THE IN PERSONAM AND SUBJECT MATTER JURISDICTION OF EACH SUCH COURT, WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO VENUE OR TO CONVENIENCE OF FORUM, AGREES THAT ALL CLAIMS IN RESPECT OF THE DISPUTE OR ACTION SHALL BE HEARD AND DETERMINED ONLY IN ANY SUCH COURT, AND AGREES NOT TO BRING ANY DISPUTE OR ACTION ARISING OUT OF OR RELATING TO THIS NOTE IN ANY OTHER COURT. EACH OF THE COMPANY AND HOLDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE AND ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

6.         Severability.  If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been included.

7.         Maximum Interest.  Notwithstanding any provision of this Note or any other Agreement between Company and Holder to the contrary, nothing herein shall require the Company to pay, or Holder to accept, interest in an amount which subjects the holder to any penalty or forfeiture under applicable law, and in no event shall the total of all charges payable hereunder (whether of interest or of such other charges which may or might be characterized as interest) exceed the maximum rate permitted to be charged under applicable law.  Should Holder receive any payment which is or would be in excess of that permitted to be charged under applicable law, such payment shall have been, and shall be deemed to have been, made in error and shall be promptly repaid to the Company.

8.         Events of Default.  The occurrence of any one of the following shall constitute an “Event of Default” hereunder:

(a)        the failure of the Company to pay any part of the principal of, or interest on, this Note when due, whether at stated maturity or by acceleration;

(b)        the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, administrative receiver, administrator, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under any bankruptcy or similar law (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (v) fail to controvert in a timely manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any bankruptcy or similar law;

(c)        a proceeding or case shall be commenced against the Company in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, administrative receiver, administrator, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any bankruptcy or similar law; and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days; and

(d)        a receiver, liquidator or trustee of the Company of a substantial part of the properties of either of them shall be appointed by court order and such order shall remain in effect for more than sixty (60) days; or the Company shall be adjudicated bankrupt or insolvent; all or substantially all of the assets of the Company or any material portion thereof is attached, seized, subject to a writ of distress warrant, or levied upon, or comes into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors, or are otherwise taken possession of by a secured or unsecured creditor; and the same is not vacated, stayed, dismissed or set aside within sixty (60) days after the occurrence thereof.

9.         Remedies Upon an Event of Default.  Upon the occurrence and during the continuance of any Event of Default, Holder may, by written notice to the Company, declare all unpaid principal and accrued interest under this Note immediately due and payable, in which event the entire principal amount and accrued interest on this Note shall become immediately due and payable, and the holder of this Note shall have all of the rights and remedies conferred upon Holder of this Note pursuant to applicable law or equity.

10.       Amendments.  No amendment or waiver of any provision of this Note, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and shall be signed by the Holder (and in the case of any amendment, signed by the Company); any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11.       Assignment.  Holder may not sell, transfer, assign, pledge or grant a security interest in this Note without the prior written consent of the Company, which consent may be granted or withheld by the Company in its sole discretion.

12.       Notice.  Any notice, demand, request, consent, approval, declaration, delivery, or other communication to be made pursuant to the provisions of this Note shall be in writing and shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) business days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by facsimile transmission (with confirmation of delivery by the sending device) or by delivery of a copy by personal delivery, (iii) one (1) business day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number as follows:

(i)	If to the Company at:

Augme Technologies, Inc.
43 W 24th St.
11th Floor
New York, NY 10010
Fax: (212) 710-9359
Attn: CEO

with a copy to:

Richardson & Patel LLP
750 Third Avenue, 9th Floor
New York, New York 10017
Fax: (212) 591-6898
Attention: Kevin Friedmann, Esq.

(ii)	If to Holder at:

Hipcricket, Inc.
11241 Slater Avenue NE, Suite 201
Kirkland, WA 98033
Fax: (206) 464-0484
Attn: CEO

with a copy to (which shall not constitute notice):

Vandeberg Johnson & Gandara, LLP
One Union Square, Suite 2424
600 University Street
Seattle, WA 98101-1192
Fax: (206) 464-0484
Attention: Daren Nitz, Esq.

or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any designated individual or entity above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

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[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Holder have caused this Note to be duly executed and delivered as of the date first above written.

Company:

AUGME TECHNOLOGIES, INC.

		By:	/s/ Paul Arena
Name: Paul Arena
Its: Chief Executive Officer

Holder:

HIPCRICKET, INC.

By:	/s/ Ivan Braiker
Name: Ivan Braiker
Its: Chief Executive Officer